[Letterhead of Swing-N-Slide]




                                September 2, 1997



   Terry Malone
   2620 Southeast Torch Lake Drive
   Bel Air, Michigan  49615

             Re:  Consulting Agreement

   Dear Terry:

             This letter agreement (the "Agreement") is made as of the 2nd day of September, 1997, by and between Swing-N-Slide Corp. ("Company") and yourself ("Consultant") to detail the terms and conditions of your tenure as interim Chief Executive Officer of the Company.

             WHEREAS, Consultant is a member of the Board of Directors of Company; and

             WHEREAS, Consultant desires to be retained by Company and Company desires to secure the services of Consultant on an interim consulting basis.

             NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained, the parties hereto agree as follows:

        1. Engagement. Company hereby agrees to retain and Consultant agrees to serve as Chief Executive Officer of Company on an interim basis and on the terms and conditions set forth herein. The Consultant shall have such powers and shall perform such duties as are customarily incident to such position, together with such limitations on authority and such additional duties as shall be determined from time to time by the Board of Directors of Company. The Consultant shall devote sufficient time and efforts so as to fully and diligently perform such duties.

        2. Consulting Fee. As compensation for Consultant's services as a consultant hereunder, Company shall pay Consultant a gross monthly base consulting fee of $20,000, payable monthly in arrears. In the event Consultant's services are terminated before the end of a given month, Consultant shall be paid a pro rata portion of the monthly consulting fee based on the number of days worked during such month.

        3. Stock Options. Consultant is hereby granted an option to purchase up to 7,500 shares of common stock of Company pursuant to the Company's 1996 Stock Option Plan, for each 30-day period in which Consultant is a consultant of Company under the terms hereof. Each such option to purchase shall vest, if at all, on the day after the 30-day period expires during which Consultant has continually been a consultant of Company under the terms hereof. In the event Consultant's term is terminated pursuant to Paragraph 4(i) during the pendency of a 30-day period, a pro rata number of options shall vest for the number of days incurred prior to the termination. For example, if Consultant's services are terminated pursuant to Paragraph 4(i) after 15 days of the 30-day period, 3,750 shares shall vest on the termination date. The exercise price of any option granted pursuant hereto shall be $4.75. Any option granted pursuant to the terms hereof shall be exercisable, if at all, no later than five (5) years following the termination of Consultant's services hereunder.

        4. Term. The term of Consultant's services hereunder shall commence on the date hereof and shall continue until the earlier of (i) the date on which the term of employment of a permanent chief executive officer of Company begins, (ii) December 31, 1997, or (iii) such date as the parties mutually agree.

        5. Expenses. Consultant is authorized to incur reasonable expenses on behalf of Company including, but not limited to, expenses for entertainment and related travel. Consultant shall be reimbursed for such reasonable expenses upon submitting substantiation of such expenses to Company, subject to established reimbursement policies of Company in effect from time to time.

        6. Independent Consultant. Consultant shall not be deemed an employee of Company, and shall perform such consulting services as an independent consultant.

        7.   Miscellaneous.

             (a) No provisions of this Agreement may not be amended unless such amendment, modification or discharge is agreed to in writing signed by the parties hereto.

             (b) This Agreement constitutes the entire agreement of the parties on the subject matter hereof and no agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

             (c) This Agreement shall be binding upon and inure to the benefit of Company, its successors and assigns, and Consultant and his heirs, personal and legal representatives.

             (d) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.

             If the foregoing agreement is acceptable, please acknowledge your acceptance by signing below and returning one original to me.

                                      SWING-N-SLIDE CORP.



                                      By:  /s/ Richard E. Ruegger
                                           Richard Ruegger
                                           Chief Financial Officer



                                      By:  /s/ Caroline Williams
                                           Caroline Williams
                                           Chairperson, Compensation
                                           Committee of the Board of
   Directors



   Agreed and Accepted this
   2nd day of September, 1997.


   By:  /s/ Terry Malone
        Terry Malone